Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-109270 and No. 333-111495) of Sohu.com Inc. of our report dated April 19, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sohu.com Inc., included in this Form 10-K/A.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

April 19, 2005